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                       INTERCOMPANY SECURITY AGREEMENT


          SECURITY AGREEMENT (this "AGREEMENT"), dated as of April 15, 1999, between THE COLEMAN COMPANY, INC. (with its successors, the "GRANTOR") and SUNBEAM CORPORATION (the "PARENT").

                            W I T N E S S E T H :

          WHEREAS, the Parent and the Grantor are parties to the Credit Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Parent, the subsidiary borrowers referred to therein (including the Grantor, the "SUBSIDIARY BORROWERS"), the lenders party thereto (the "LENDERS"), Morgan Stanley Senior Funding, Inc., as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, and First Union National Bank, as administrative agent (the "ADMINISTRATIVE AGENT");

          WHEREAS, in connection with the Credit Agreement, the Parent executed a Parent Pledge and Security Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "PARENT PLEDGE AND SECURITY AGREEMENT"), between the Parent and the Administrative Agent, pursuant to which, among other things, all Pledged Instruments (as defined in the Parent Pledge and Security Agreement) in favor of the Parent, including the Coleman Intercompany Note (as hereafter defined), are pledged to the Administrative Agent, for the benefit of the Lenders, to secure the Secured Obligations (as defined in the Parent Pledge and Security Agreement), including without limitation, the obligations of the Parent under the Credit Agreement;

          WHEREAS, the Grantor has executed an Amended and Restated Subordinated Intercompany Note, dated April 6, 1998 (as amended, supplemented or otherwise modified from time to time, the "COLEMAN INTERCOMPANY NOTE"), in favor of the Parent;

          WHEREAS, in order to secure its obligations under the Coleman Intercompany Note, the Grantor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure the Secured Intercompany Obligations (as hereafter defined); and

          WHEREAS, pursuant to this Agreement and the Parent Pledge and Security Agreement under which the Coleman Intercompany Note has been pledged to the Administrative Agent, the security interests in the Collateral granted by the Grantor pursuant to this Agreement, including all of the right, title and interest of the Parent, as Secured Party (as hereinafter defined) hereunder, have been pledged and collaterally assigned to the Administrative Agent, for the benefhereunder, have been pledged and collaterally assigned to the Administrative Agent, for the benefit of the Lenders, to secure the Secured Obligations (as hereafter defined) it of the Lenders, to secure the Secured Obligations (as hereafter defined) in accordance with the terms of the Parent Pledge and Security Agreement;

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          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. DEFINITIONS. Terms defined in the Coleman Intercompany Note and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

          "ACCOUNTS" means all "ACCOUNTS" (as defined in the Uniform Commercial Code) now owned or hereafter acquired by the Grantor, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Grantor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Grantor's rights in, to and under all purchase orders for goods, services or other property, and all of the Grantor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Grantor), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

          "COLEMAN COLLATERAL DOCUMENTS" has the meaning set forth in the Credit Agreement.

          "COLEMAN MERGER EFFECTIVE DATE" has the meaning set forth in the Credit Agreement.

          "COLLATERAL" has the meaning set forth in Section 3.

          "COPYRIGHT LICENSE" means any written agreement now or hereafter in existence granting to the Grantor any right to publication as to which a Copyright is in existence, including, without limitation, the material license agreements described in Schedule 1 to Exhibit D hereto.

          "COPYRIGHT SECURITY AGREEMENT" means the Copyright Security Agreement executed and delivered by the Grantor in favor of the Parent, substantially in the form of Exhibit D hereto, as the same may be amended from time to time.

          "COPYRIGHTS" means all the following: (i) all copyrights under the laws of the United States or any other country, all registrations and recordings thereof, and all applications for copyrights under the laws of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in

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any similar office or agency of the United States or any other country or any political subdivision thereof, including, without limitation, those registered copyrights described in Schedule 1 to Exhibit E hereto, and (ii) all extensions thereof.

          "DOCUMENTS" means all "DOCUMENTS" (as defined in the Uniform Commercial Code) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by the Grantor.

          "EQUIPMENT" means all "EQUIPMENT" (as defined in the Uniform Commercial Code) now owned or hereafter acquired by the Grantor, including without limitation all motor vehicles, trucks, trailers, railcars and barges, and all accessions thereto.

          "GENERAL INTANGIBLES" means all "general intangibles" (as defined in the Uniform Commercial Code) now owned or hereafter acquired by the Grantor, including, without limitation, (i) all obligations or indebtedness owing to the Grantor (other than Accounts) from whatever source arising, (ii) all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of an ERISA Affiliate (as defined in the Credit Agreement).

          "INSTRUMENTS" means all "INSTRUMENTS", "CHATTEL PAPER" or "LETTERS OF CREDIT" (each as defined in the Uniform Commercial Code) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Grantor.

          "INVENTORY" means all "INVENTORY" (as defined in the Uniform Commercial Code), now owned or hereafter acquired by the Grantor, wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

          "LIEN" has the meaning set forth in the Credit Agreement.

          "PATENT LICENSE" means any written agreement now or hereafter in existence granting to the Grantor any right to practice any invention on which a Patent is in existence, including, without limitation, the material license agreements described in Schedule 1 to Exhibit B hereto.

          "PATENT SECURITY AGREEMENT" means the Patent Security Agreement executed and delivered by the Grantor in favor of the Parent, substantially in the form of Exhibit B hereto, as the same may be amended from time to time.

          "PATENTS" means all of the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent

                                       3
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of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof, including, without limitation, those described in Schedule 1 to Exhibit C hereto, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

          "PERFECTION CERTIFICATE" means a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Parent, and duly executed by the chief legal officer of the Grantor.

          "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including without limitation all claims of the Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

          "SECURED INTERCOMPANY OBLIGATIONS" means the obligations of the Grantor to the Parent secured under this Agreement, including without limitation, (i) all principal of and interest (including, without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Grantor, whether or not allowed or allowable as a claim in any such proceeding) on the Coleman Intercompany Note, (ii) all other amounts payable by the Grantor under the Coleman Intercompany Note and
(iii) any renewals or extensions of any of the foregoing.

          "SECURED OBLIGATIONS" means the Secured Obligations under and as defined in the Parent Pledge and Security Agreement.

          "SECURED OBLIGATIONS REPAYMENT DATE" means the date on which all of the following shall have occurred: (A) the payment in full of the Secured Obligations, (B) the termination of the Commitments under and as defined in the Credit Agreement and (C) the expiration or termination of all Letters of Credit issued pursuant to and as defined in the Credit Agreement.

          "SECURED PARTY" means the Parent; PROVIDED that until the Secured Obligations Repayment Date the Security Interests and the Secured Party's power, rights, remedies, benefits, protections, authority and functions as the Secured Party have been collaterally assigned by the Parent to the Administrative Agent to the extent set forth in Section 8(b) hereof and the Parent Pledge and Security Agreement.

          "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Intercompany Obligations.

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          "SUBSIDIARY BORROWER SECURITY AGREEMENT" means the Subsidiary
Borrower Security Agreement, dated as of February 12, 1999, between the Grantor and the Administrative Agent, as the same may be amended from time to time.

          "TRADEMARK LICENSE" means any written agreement now or hereafter in existence granting to the Grantor any right to use any Trademark, including, without limitation, the material license agreements described in Schedule 1 to Exhibit D hereto.

          "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement executed and delivered by the Grantor in favor of the Parent, substantially in the form of Exhibit C hereto, as the same may be amended from time to time.

          "TRADEMARKS" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings hereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those trademark registrations and applications described in Schedule 1 to Exhibit C hereto, and (ii) all reissues, extensions or renewals thereof.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York; PROVIDED that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

          Section 2. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

          (a) The Grantor has good and marketable title to all of the Collateral, free and clear of any Liens, other than (i) Permitted Liens under and as defined in the Credit Agreement and (ii) on and after the Coleman Merger Effective Date, the Liens in favor of the Administrative Agent under the Coleman Collateral Documents. The Grantor has taken all actions necessary under the Uniform Commercial Code to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

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          (b)  The Grantor has not performed any acts which might prevent the
     Secured Party from enforcing any of the terms and conditions of this Agreement or which would limit the Secured Party in any such enforcement other than the execution and delivery of the Subsidiary Borrower Security Agreement and the Coleman Collateral Documents. Other than financing statements or other similar or equivalent documents or instruments with respect to (i) the Security Interests, (ii) the Liens granted to the Administrative Agent under the Subsidiary Borrower Security Agreement,
     (iii) Liens granted to a Subsidiary of the Parent in connection with the Existing Receivables Program and (iv) on and after the Coleman Merger Effective Date, the Liens in favor of the Administrative Agent under the Coleman Collateral Documents, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Grantor) asserting any claim thereto or security interest therein, except that (x) the Secured Party or its designee may have possession of Collateral as contemplated hereby and (y) on and after the Coleman Merger Effective Date, the Administrative Agent also may have possession of Collateral in its own right as contemplated by the Coleman Collateral Documents.

          (c) The information set forth in the Perfection Certificate delivered to the Secured Party prior to the execution of this Agreement is correct and complete. Not later than 60 days following the date of such delivery, the Grantor shall furnish to the Secured Party file search reports from each Uniform Commercial Code filing office set forth in Schedule 7 to its Perfection Certificate confirming the filing information set forth in such Schedule.

          (d) The Security Interests constitute valid security interests under applicable law securing the Secured Intercompany Obligations. When Uniform Commercial Code financing statements with the collateral description in the form specified in Exhibit B shall have been filed in the offices specified in the Perfection Certificate, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing pursuant to the Uniform Commercial Code, prior to all other Liens and rights of others therein other than (i) Permitted Liens under and as defined in the Credit Agreement and (ii) on and after the Coleman Merger Effective Date, the Liens in favor of the Administrative Agent under the Coleman Collateral Documents. With respect to the collateral granted to the Administrative Agent under the Subsidiary Borrower Security Agreement, the Security Interests granted under this Agreement on such collateral shall constitute perfected second priority security interests. To the extent that the federal patent and trademark laws are applicable to the perfection of security interests in patents and trademarks, respectively, when the Patent Security Agreement and the Trademark Security Agreement have been filed with the United States Patent and Trademark Office within 3 months of the date hereof, the Security Interests shall constitute valid and perfected security interests in all right, title and interest of the Grantor in Patents and Trademarks which are the subject of issued U.S. Patents or patent applications or U.S. federal trademark registrations or applications, prior to all other Liens and rights of others

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     therein except for (i) Permitted Encumbrances under and as defined in the
     Credit Agreement and (ii) on and after the Coleman Merger Effective Date, the Liens in favor of the Administrative Agent. When the Copyright Security Agreement has been filed with the United States Copyright Office, the Security Interests shall constitute valid and perfected security interests in all right, title and interest of the Grantor in Copyrights which are the subject of registrations in the United States Copyright Office, prior to all other Liens and rights of others therein except for
     (i) Permitted Encumbrances under and as defined in the Credit Agreement and
     (ii) on and after the Coleman Merger Effective Date, the Liens in favor of the Administrative Agent.

          (e) The Inventory and Equipment are insured by insurance, with financially sound and reputable insurance companies or through programs of self-insurance (including levels of self-insured retention), in such amounts and against such risks and, in the case of self-insurance, at such levels and in such amounts (including without limitation comprehensive general liability insurance and product liability insurance) as are customarily maintained by companies engaged in the same or similar businesses of the Grantor operating in the same or similar locations, which insurance shall name the Secured Party as the loss payee for the proceeds of any policy relating to such insurance covering damage to tangible property of the Grantor.

          (f) All Inventory manufactured by the Grantor has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

          Section 3.  THE SECURITY INTERESTS.   (a)  In order to secure the full
and punctual payment of the Secured Intercompany Obligations in accordance with the terms thereof, and to secure the payment and performance of all the obligations of the Grantor hereunder and under the Coleman Intercompany Loan Documents, the Grantor hereby assigns and pledges to the Parent, as Secured Party, a continuing security interest in and to all of the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "COLLATERAL"):

               (i)       Accounts;

               (ii)      Inventory;

               (iii)     General Intangibles;

               (iv)      Documents;

               (v)       Instruments;

               (vi)      Equipment;

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               (vii)     All books and records (including, without limitation,
     customer lists, credit files, computer programs, printouts and other computer materials and records) of the Grantor pertaining to any of the Collateral; and

               (viii) All Proceeds of all or any of the Collateral described in clauses 3(a)(i) through 3(a)(vii) hereof and all collateral security and guarantees given by any Person with respect to all or any of the Collateral described in clauses 3(a)(i) through 3(a)(vii) hereof.

          (b) The Security Interests are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the Collateral or any transaction in connection therewith.

          (c) Notwithstanding the foregoing, the Collateral shall not include any contracts or agreements, including without limitation, any Copyright License, Patent License or Trademark License to the extent the inclusion thereof would violate a prohibition on assignment that is effective under relevant law.

          Section 4. FURTHER ASSURANCES; COVENANTS. (a) The Grantor will not change (i) its name, identity or corporate structure in any manner unless it shall have given the Secured Party not less than 10 days' prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(l); (ii) the location of its chief executive office or chief place of business from a location described in its Perfection Certificate to a location not described in its Perfection Certificate unless it shall have given the Secured Party not less than 30 days' prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 4(l); or (iii) the locations where it keeps or holds any Collateral (other than Inventory in transit) or any records relating thereto from a location described in its Perfection Certificate to a location not described in its Perfection Certificate unless it gives the Secured Party notice within 10 days thereof and delivers an opinion of counsel with respect thereto in accordance with Section 4(l). The Grantor shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

          (b) The Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the Uniform Commercial Code and any filings with the United States Patent and Trademark Office or the United States Copyright Office) that from time to time may be necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Secured Party (including the Administrative Agent as collateral assignee) to obtain the full benefits of this Agreement, or to enable the Secured Party to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral; PROVIDED that with respect to foreign intellectual property, the Grantor shall only be required to take such action as is reasonably requested by the Secured Party, taking into account the value of the foreign intellectual property and the expense associated with complying with the foregoing. To the extent permitted by applicable law, the

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Grantor hereby authorizes the Secured Party to execute and file financing statements or continuation statements without the Grantor's signature appearing thereon. The Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Grantor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

          (c) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Grantor's agents or processors upon the occurrence and during the continuance of an Event of Default and upon the written request of the Secured Party, the Grantor shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Secured Party's account subject to the Secured Party's instructions.

          (d) The Grantor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably require in order to reflect the Security Interests.

          (e) The Grantor will immediately deliver and pledge each Instrument to the Secured Party, appropriately endorsed to the Secured Party, PROVIDED that so long as no Event of Default shall have occurred and be continuing, the Grantor may retain for collection in the ordinary course any Instruments (other than checks and drafts constituting payments in respect of Accounts, as to which the provisions of Section 4(f) shall apply) received by it in the ordinary course of business and the Secured Party shall, promptly upon request of the Grantor, make appropriate arrangements for making any other Instrument pledged by the Grantor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Secured Party, against trust receipt or like document).

          (f) The Grantor shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. Subject to the rights of the Secured Party hereunder if an Event of Default shall have occurred and be continuing, the Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (1) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Grantor finds appropriate in accordance with sound business judgment and (2) a refund or credit due as a result of returned or damaged merchandise, all in accordance with the Grantor's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by the Grantor or the Secured Party, shall be borne by the Grantor.

          (g) Upon the occurrence and during the continuance of any Event of Default, upon request of the Secured Party, the Grantor will promptly notify (and the Grantor hereby authorizes the Secured Party so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Secured Party hereunder, and that any

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payments due or to become due in respect of such Collateral are to be made directly to the Secured Party or its designee.

          (h) The Grantor shall, (i) as soon as practicable after the date hereof, in the case of any single piece of Equipment in excess of $250,000 now owned constituting goods in which a security interest is perfected by a notation on the certificate of title or similar evidence of the ownership of such goods, and (1) within 10 days of acquiring any other similar Equipment
(x) having a value in excess of $250,000 or (y) having a value in excess of $100,000, if the aggregate of all such items owned by the Grantor at any time is greater than $1,000,000, deliver to the Secured Party any and all certificates of title, applications for title or similar evidence of ownership of such Equipment and shall cause the Secured Party to be named as lienholder on any such certificate of title or other evidence of ownership. The Grantor shall promptly inform the Secured Party of any additions to or deletions from the Equipment for any single piece of Equipment in excess of $500,000 and shall not permit any such items to become a fixture to real estate or an accession to other personal property.

          (i) Without the prior written consent of the Secured Party, the Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral except that, subject to the rights of the Secured Party hereunder if an Event of Default shall have occurred and be continuing, the Grantor may (x) sell, lease or exchange Inventory and surplus or worn-out Equipment in the ordinary course of business and (y) consummate any Asset Sale or other disposition permitted by the terms of the Credit Agreement.

          (j) Within 10 days following the execution of this Agreement, the Grantor will cause the Secured Party to be named as an insured party and loss payee on each insurance policy covering risks relating to any of its Inventory and Equipment. The Grantor will deliver to the Secured Party, upon request of the Secured Party, the insurance policies for such insurance or certificates of insurance evidencing such coverage. Each such insurance policy shall include effective waivers by the insurer of all claims for insurance premiums against the Secured Party or the Lenders, provide for coverage to the Secured Party regardless of the breach by the Grantor of any warranty or representation made therein, not be subject to co-insurance, provide that upon the occurrence and during the continuation of an Event of Default, all insurance proceeds in excess of $200,000 per claim shall be adjusted with and payable to the Secured Party and provide that no cancellation, termination or material modification thereof shall be effective until at least 30 days after receipt by the Secured Party of notice thereof. The Grantor hereby appoints the Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any insurance policies.

          (k) The Grantor will, promptly upon request, provide to the Secured Party all information and evidence it may reasonably request concerning the Collateral to enable the Secured Party to enforce the provisions of this Agreement.

          (l) In the event the Grantor proposes to take any action contemplated by Section 4(a)(i), 4(a)(ii) or 4(a)(iii), at the request of the Secured Party, the Grantor shall, at the Grantor's cost and expense, and prior to taking any such proposed action cause to be delivered to

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the Administrative Agent an opinion of counsel, satisfactory to the
Administrative Agent, substantially in the form of Exhibit F or otherwise in form and substance, and covering such matters relating to such actions, reasonably satisfactory to the Administrative Agent.

          (m) The Grantor shall notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark which is material to the Grantor's business may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office, or any court) regarding the Grantor's ownership of any Copyright, Patent or Trademark which is material to the Grantor's business, its right to register the same, or to keep and maintain the same. In the event that any material Copyright, Patent, or Trademark is infringed, misappropriated or diluted in any material respect by a third party, the Grantor shall notify the Secured Party promptly after it learns thereof and shall, unless the Grantor shall reasonably determine that any of the following actions would be unsuccessful or not commercially reasonable (without accounting for any liens on the proceeds of any recovery), promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark. The Grantor will give the Secured Party quarterly notice of its filing of any application for the registration of any Copyright with the United States Copyright Office or any Patent or Trademark with the United States Patent and Trademark Office, or with any similar office or agency in any other country or any political subdivision thereof, either itself or through any agent, employee or licensee. The Grantor will execute and deliver any and all agreements, instruments, documents and papers the Secured Party may reasonably request to evidence the Security Interests in such Copyright, Patent or Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes to the extent that the Grantor fails or refuses to do so within 10 days of a request from the Secured Party, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, shall be irrevocable until the Secured Intercompany Obligations are paid in full.

          Section 5. GENERAL AUTHORITY. The Grantor hereby irrevocably appoints the Secured Party its true and lawful attorney, with full power of substitution, in the name of the Grantor, the Secured Party or otherwise, for the sole use and benefit of the Secured Party, but at the Grantor's expense, to the extent not prohibited by applicable law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing and the Secured Party has notified the Grantor of its decision to so exercise, all or any of the following powers with respect to all or any of the Collateral:

     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

     (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof, and

     (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

PROVIDED that the Secured Party shall give the Grantor not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Such notice constitutes "REASONABLE NOTIFICATION" within the meaning of Section 9-504(3) of the Uniform Commercial Code. The Grantor hereby ratifies and confirms all that the Secured Party, as said attorney, shall do or cause to be done by virtue of this Section 5 and the other provisions of this Agreement. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and shall be irrevocable until the Secured Intercompany Obligations are paid in full.

          Section 6. REMEDIES UPON EVENT OF DEFAULT. (a) If any Event of Default shall have occurred and be continuing, the Secured Party may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Intercompany Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. Any Lender or Sunbeam Entity may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Grantor will execute and deliver such documents and take such other action as the Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Grantor which may be waived, and the Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in the case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the

Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          (b) For the purpose of enforcing any and all rights and remedies under this Agreement the Secured Party may, at any time when an Event of Default has occurred and is continuing, (i) require the Grantor to, and the Grantor agrees that it will, at the Grantor's expense and upon the request of the Secured Party, forthwith assemble all or any part of the Collateral as directed by the Secured Party and make it available at a place designated by the Secured Party which is, in its opinion, reasonably convenient to the Secured Party and the Grantor, whether at the premises of the Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Grantor's books and records relating to the Collateral and
(iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Grantor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any Trademark, trade name, Copyright, Patent or technical process used by the Grantor. The Secured Party may also render any or all of the Collateral unusable at the Grantor's premises and may dispose of such Collateral on such premises without liability for rent or costs.

          (c) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing,

               (i) the Secured Party may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Secured Party shall in its sole discretion determine; PROVIDED that such licenses and or sublicenses do not violate the terms of any other license to which the Grantor is a party;

               (ii) the Secured Party may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantor in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and the Grantor hereby releases the Secured Party from, and agrees to hold the Secured Party free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto; and

               (iii) upon request by the Secured Party, the Grantor will execute and deliver to the Secured Party a power of attorney, in form and substance satisfactory to the Secured Party, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this Section, the Grantor shall, upon request, and upon the execution of reasonable confidentiality agreements, supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products, to the Secured Party.

          Section 7. APPLICATION OF PROCEEDS. (a) Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Secured Party in the following order of priorities:

          FIRST, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Secured Party, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 11 hereof;

          SECOND, to the payment of unpaid principal (including all capitalized interest) of the Secured Intercompany Obligations in accordance with the provisions of the Coleman Intercompany Note;

          THIRD, to the payment of accrued but unpaid interest on the Secured Intercompany Obligations in accordance with the provisions of the Coleman Intercompany Note;

          FOURTH, to the ratable payment of all other Secured Intercompany Obligations, until all Secured Intercompany Obligations shall have been paid in full; and

          FINALLY, to payment to the Grantor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          (b) The Secured Party may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

          Section 8. APPOINTMENT OF ADMINISTRATIVE AGENT AS BAILEE; ASSIGNMENT TO ADMINISTRATIVE AGENT; ACKNOWLEDGEMENT OF GRANTOR.

          (a) In order to further perfect and protect the security interests granted to the Administrative Agent under the Parent Pledge and Security Agreement, including the Parent's pledge thereunder of the Security Interests, the Parent hereby authorizes and appoints the Administrative Agent to hold on the Parent's behalf and as its agent all Collateral granted hereunder for purposes of possession and control under the Uniform Commercial Code or other applicable law. The Administrative Agent, for itself and its successors, hereby accepts such authorization and appointment and the Parent hereby releases the Administrative Agent from any liability whatsoever (other than liability resulting from the Administrative Agent's willful misconduct or gross negligence) in connection with such authorization and appointment. This authorization and appointment are a power coupled with an interest and are irrevocable. It is understood and agreed that the Administrative Agent may also hold Collateral for its own benefit.

          (b) Effective immediately following the grant of the Security Interests pursuant to Section 3 hereof and the foregoing authorization and appointment of the Administrative Agent as its nominee and agent, and as more fully provided in the Parent Pledge and Security Agreement, the Parent pledges and collaterally assigns, until the Secured Obligations Repayment Date, to the Administrative Agent all of its right, title and interest as the Secured Party hereunder, including, without limitation, all of the powers, rights, remedies, benefits, protections, authority and functions (but not the obligations) of the Secured Party hereunder and the Administrative Agent, for itself and its successors, hereby accepts such pledge and collateral assignment. The foregoing pledge and collateral assignment are powers coupled with an interest and shall be irrevocable until the Secured Obligations Repayment Date. In furtherance of such pledge and collateral assignment, the Parent will not exercise any rights or remedies under this Agreement without the prior written consent of the Administrative Agent and will exercise any of such powers, rights, remedies, benefits, protections, authority and functions of the Secured Party under this Agreement as directed to do so by the Administrative Agent; PROVIDED that after the occurrence and during the continuance of a Default or an Event of Default, all such powers, rights, remedies, benefits, protections, authority and functions shall be for the sole use and benefit of, and shall be exercised solely by, the Administrative Agent for the benefit of the Lenders and any conflict between the interests of the Lenders and the interests of the Parent is hereby waived by the Parent.

          (c) The Grantor hereby acknowledges (i) receipt of a copy of the Parent Pledge and Security Agreement; (ii) that pursuant to the Parent Pledge and Security Agreement and this Agreement, the Parent has assigned to the Administrative Agent, as collateral security for the Secured Obligations, all of its right, title and interest in (A) the Secured Intercompany Obligations,
(B) the Coleman Intercompany Note and this Agreement and (C) the Security Interests and any other collateral for the Secured Intercompany

Obligations now or hereafter granted by the Grantor to or for the benefit of the Parent under this Agreement or any other Coleman Intercompany Loan Document; and (iii) that pursuant to this Agreement and the Parent Pledge and Security Agreement, the Administrative Agent is authorized, in accordance with the terms of this Agreement and the Parent Pledge and Security Agreement, to exercise the powers, rights, remedies, benefits, protections, authority and functions of the Secured Party against the Grantor under this Agreement and otherwise in respect of the Secured Intercompany Obligations.

          (d) Notwithstanding anything to the contrary contained in this Agreement, the Grantor hereby consents to the foregoing and independently acknowledges and agrees, for the direct benefit of the Administrative Agent and the Lenders, until the Secured Obligations Repayment Date, as follows:

          (i) the representations and warranties made by the Grantor in this Agreement shall inure to the benefit of the Administrative Agent and the Lenders and each reference in such representations and warranties to the Secured Party shall be deemed to be references to the Administrative Agent for such purpose;

          (ii) upon the occurrence and continuance of an Event of Default, the Administrative Agent shall have the exclusive right to enforce , in the name and stead of the Parent, all of the covenants and agreements made by the Grantor under this Agreement and to exercise all of the powers, rights, remedies, benefits, protections, authority and functions of the Secured Party hereunder;

          (iii) without the prior written consent of the Administrative Agent, the Grantor shall not enter into any amendment, waiver or other modification of the Secured Intercompany Obligations, the Coleman Intercompany Note or the Coleman Intercompany Loan Documents;

          (iv) the Grantor shall comply with all payment instructions delivered by the Administrative Agent with respect to the Secured Intercompany Obligations, if such instructions are accompanied by a written representation that a Default or an Event of Default has occurred and is continuing; and

          (v) all of the indemnification, expense reimbursement, authorizations and exculpatory provisions contained in this Agreement in favor of the Secured Party shall also inure to the benefit of the Administrative Agent.

          (e) In accordance with Section 4(b), and in furtherance of the Grantor's acknowledgments and agreements contained in Section 8(c) and
Section 8(d), the Grantor and the Secured Party shall as promptly as practicable after the date hereof execute and deliver to the Administrative Agent an amendment to this Agreement, and such other additional documents and instruments (and cause to be delivered in connection therewith an opinion of counsel), in each case as reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent, pursuant to which the Grantor shall grant directly to the Administrative Agent, for the benefit of the Lenders, security interests in the Collateral to secure the Secured Obligations, PROVIDED that the amount of the Secured Obligations so secured (and any recourse to the Collateral, whether to collect the Secured Obligations or the Secured Intercompany Obligations) shall in no event exceed the amount of the Secured Intercompany Obligations outstanding from time to time.

          Section 9.  EXCULPATORY PROVISIONS

          (a) The Secured Party is irrevocably authorized to take all such action as is provided to be taken by it as Secured Party hereunder and all other action reasonable incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Secured Party shall act or refrain from acting in accordance with its discretion.

          (b) Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Secured Party in good faith. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder.

          Section 10. EXPENSES. In the event that any Grantor fails to comply with the provisions of this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Secured Party may, but shall not be required to, effect such compliance on behalf of the Grantor, and the Grantor shall reimburse the Secured Party for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Secured Party from time to time, or in respect of the sale or other disposition thereof, shall be borne and paid by the Grantor; and if the Grantor fails to promptly pay any portion thereof when due, the Secured Party may, at its option, but shall not be required to, pay the same and charge the Grantor's account therefor, and the Grantor agrees to reimburse the Secured Party therefor on demand. All sums so paid or incurred by the Secured Party for any of the foregoing and any and all other sums for which the Grantor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to the Coleman Intercompany Note plus 2%, be additional Secured Obligations hereunder.

          Section 11. TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL. (a) Upon the repayment in full of all Secured Intercompany Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantor.

          (b) Upon the consummation of any sale or exchange of Collateral permitted by clause (x) of Section 4(i), the Security Interests created hereby in the Collateral subject to such sale or exchange (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Secured Party.

          (c) Except as provided otherwise in the Credit Agreement, upon the consummation of any Asset Sale or other disposition permitted by the terms of the Credit Agreement, the Secured Party shall release the Collateral (but not any Proceeds thereof) sold pursuant to such Asset Sale or other disposition.

          (d)  Other than the releases of Collateral effected by subsection
(b) or permitted pursuant to subsection (c), prior to the Secured Obligations Repayment Date, the Secured Party shall not release any of the Collateral without the prior written consent of the Administrative Agent and the Lenders.

          (e) Upon any termination of the Security Interests or release of Collateral in accordance with this Section, the Secured Party will, at the expense of the Grantor, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

          Section 12. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy to the address and telecopy number of such party and the Administrative Agent set forth on the signature pages hereof. Each Party shall provide copies of all such notices and other communications in a like manner to the Administrative Agent. Any party hereto and the Administrative Agent may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto and the Administrative Agent. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          Section 13. WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of the Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or any other Coleman Intercompany Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right under this Agreement or any other Coleman Intercompany Loan Document preclude any other or further exercise thereof or the exercise of any other right.
The rights in this Agreement and the Coleman Intercompany Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

          Section 14. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Parent and its successors and assigns (including the Administrative Agent for the benefit of the Lenders pursuant to the Parent Pledge and Security Agreement and Section 8 hereof). This Agreement shall be binding on the Grantor and its successors and assigns.

          Section 15. CHANGES IN WRITING. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing, signed by the Grantor, the Parent and the Administrative Agent.

          Section 16. NEW YORK LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

          Section 17. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Parent, the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       THE COLEMAN COMPANY, INC.


                                       By     /s/ Ronald R. Richter
                                              ---------------------
                                          Name:   Ronald R. Richter
                                          Title:  Vice President & Treasurer


                                       Address for Notices:

                                       2381 Executive Center Drive
                                       Boca Raton, Florida  33431
                                       Attention:  Ms. Gwen Wisler
                                       telecopy:  (561) 912-4303




                                       SUNBEAM CORPORATION


                                       By    /s/  Bobby Jenkins
                                             ---------------------
                                          Name:   Bobby G. Jenkins
                                          Title:  Executive Vice President



                                       Address for Notices:

                                       2381 Executive Center Drive
                                       Boca Raton, Florida  33431
                                       Attention:  Mr. Bobby Jenkins
                                       telecopy:  (561) 912-4263

ACKNOWLEDGED AND AGREED:

FIRST UNION NATIONAL BANK,
     as Administrative Agent


By     /s/ T. M. Molitor
       -----------------
  Name:   T. M. Molitor
  Title:  Senior Vice President


Address for Notices:

One First Union Center
301 South College Street, DC-5
Charlotte, North Carolina  28288
Attention:  Thomas M. Molitor
telecopy:  (704) 374-3300

                                                                       EXHIBIT A


                            PERFECTION CERTIFICATE

          The undersigned, the chief legal officer of THE COLEMAN COMPANY, INC., a Delaware corporation (the "GRANTOR"), hereby certifies with reference to the Intercompany Security Agreement dated as of April __, 1999 between the Grantor and SUNBEAM CORPORATION, (terms defined therein being used herein as therein defined), to each Secured Party, the Administrative Agent and each Lender as follows:

          1. NAMES. (a) The exact company name of the Grantor as it appears in its certificate of incorporation or certificate of formation is as follows:



          (b) Set forth below is each other company name the Grantor has had within the past five years, together with the date of the relevant change:



          (c) Except as set forth in Schedule 1, the Grantor has not changed its identity or company structure in any way within the past five years. [Changes in identity or company structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]



          (d) The following is a list of all other names (including trade names or similar appellations) used by the Grantor or any of its divisions or other business units at any time during the past five years:

          2. Current Locations. (a) The chief executive office of the Grantor is located at the following address:

                MAILING ADDRESS       COUNTY          STATE

          (b) The following are all the locations where the Grantor maintains any books or records relating to any Accounts:

                MAILING ADDRESS       COUNTY          STATE

          (c) The following are all the places of business of the Grantor not identified above:

                MAILING ADDRESS       COUNTY          STATE

          (d) The following are all the locations where the Grantor maintains any Inventory not identified above:

                MAILING ADDRESS       COUNTY          STATE

          (e) The following are the names and addresses of all Persons other than the Grantor which have possession of any of the Grantor's Inventory:

                MAILING ADDRESS       COUNTY          STATE

          3. PRIOR LOCATIONS. (a) Set forth below is the information required by subparagraphs 2(a), 2(b) and 2(c) above with respect to each location or place of business maintained by the Grantor at any time during the past five years:

          (b) Set forth below is the information required by subparagraphs 2(d) and 2(e) above with respect to each location or bailee where or with whom Inventory has been lodged at any time during the past four months:

          4. UNUSUAL TRANSACTIONS. Except as set forth in Schedule 4, all Accounts have been originated by the Grantor and all Inventory and Equipment has been acquired by the Grantor in the ordinary course of its business.

          5. FILE SEARCH REPORTS. Attached hereto as Schedule 5(A) is a true copy of a file search report conducted by [Lexis] in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports as supplied to us by [Lexis].

          6. UNIFORM COMMERCIAL CODE FILINGS. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 6(A) hereto will be duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof.

          7.   SCHEDULE OF FILINGS.  Within 30 days of the date hereof a
schedule in the form of Schedule 7 hereto setting forth filing information with respect to the filings described in paragraph 6 above will be delivered to the Secured Party.

          8. FILING FEES. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been or will be paid.

          IN WITNESS WHEREOF, we have hereunto set our hands this __ day of April, 1999.


                                       THE COLEMAN COMPANY, INC.


                                       By
                                            Name:
                                            Title:

                                                                      EXHIBIT B


                          DESCRIPTION OF COLLATERAL

                                   EXHIBIT A
                                       TO
                            UCC FINANCING STATEMENT


 DEBTOR:                      SECURED PARTY:                ASSIGNEE:

 The Coleman Company, Inc.    Sunbeam Corporation           First Union National Bank, as
 2381 Executive Center Drive  2381 Executive Center Drive   Administrative Agent
 Boca Raton, Florida  33431   Boca Raton, Florida  33431    One First Union Center
                                                            301 South College Street, DC-5
                                                            Charlotte, North Carolina  28288

          All of the following property now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"):

          1.   Accounts;

          2.   Inventory;

          3.   General Intangibles;

          4.   Documents;

          5.   Instruments;

          6.   Equipment;

          7. the Pledged Securities, and all organizational documents, together with all of its rights and privileges thereunder, with respect to the Pledged Securities, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto;

          8. all indebtedness now or hereafter owed to the Debtor by any of its Subsidiaries (whether or not evidenced by Instruments);

          9.   all investments made by the Debtor in any of its Subsidiaries;

          10.  all Investment Property;

          11. all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of the Debtor pertaining to any of the Collateral; and

          12. all Proceeds of all or any of the collateral described in clauses 1 through 11 hereof, including without limitation, all dividends or other income from the Investment Property or the Pledged Securities, collections thereon or distributions or payments with respect thereto, and all collateral security and guarantees given by any Person with respect to all or any of the collateral described in clauses 1 through 11 hereof.

          As used herein, the following terms shall have the following meanings:

          "ACCOUNTS " means all "ACCOUNTS" (as defined in the Uniform
     Commercial Code) now owned or hereafter acquired by the Debtor, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Debtor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Debtor's rights in, to and under all purchase orders for goods, services or other property, and all of the Debtor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to the Debtor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of the Debtor), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

          "COPYRIGHT LICENSE" means any written agreement now or hereafter in existence granting to the Debtor any right to publication as to which a Copyright is in existence.

          "COPYRIGHTS" means all the following: (i) all copyrights under the laws of the United States or any other country, all registrations and recordings thereof, and all applications for copyrights under the laws of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof and (ii) all extensions thereof.

          "DOCUMENTS" means all "DOCUMENTS" (as defined in the Uniform Commercial Code) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by the Debtor.

          "EQUIPMENT" means all "EQUIPMENT" (as defined in the Uniform Commercial Code) now owned or hereafter acquired by the Debtor, including without limitation all motor vehicles, trucks, trailers, railcars and barges, and all accessions thereto.

          "GENERAL INTANGIBLE" means all "general intangibles" (as defined in the Uniform Commercial Code) now owned or hereafter acquired by the Debtor, including, without limitation, (i) all obligations or indebtedness owing to the Debtor (other than Accounts) from whatever source arising, (ii) all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees.

          "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "INSTRUMENTS" means all "INSTRUMENTS", "CHATTEL PAPER" or "LETTERS OF CREDIT" (each as defined in the Uniform Commercial Code) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by the Debtor.

          "INTERCOMPANY PLEDGE AND SECURITY AGREEMENT" means the Intercompany Pledge and Security Agreement, dated as of April 15, 1999, between the Debtor and the Secured Party, as amended, supplemented or otherwise modified from time to time.

          "INVENTORY" means all "INVENTORY" (as defined in the Uniform Commercial Code), now owned or hereafter acquired by the Debtor, wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

          "INVESTMENT PROPERTY" means all "INVESTMENT PROPERTY" as such term is defined in Section 9-115 of the Uniform Commercial Code.

          "PATENT LICENSE" means any written agreement now or hereafter in existence granting to the Debtor any right to practice any invention on which a Patent is in existence.

          "PATENTS" means all of the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any political subdivision thereof, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLEDGED INSTRUMENTS" means any instrument pledged or required to be pledged to the Secured Party pursuant to the Intercompany Pledge and Security Agreement.

          "PLEDGED SECURITIES" means the Pledged Instruments and the Pledged Stock.

          "PLEDGED STOCK" means any capital stock, membership or limited liability interest or other equity interests required to be pledged to the Secured Party pursuant to the Intercompany Pledge and Security Agreement.

          "PROCEEDS" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including without limitation all claims of the Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

          "SUBSIDIARY" means any subsidiary of the Debtor.

          "TRADEMARK LICENSE" means any written agreement now or hereafter in existence granting to the Debtor any right to use any Trademark.

          "TRADEMARKS" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings hereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                                                                      EXHIBIT C


                          PATENT SECURITY AGREEMENT

              (PATENTS, PATENT APPLICATIONS AND PATENT LICENSES)

          WHEREAS, THE COLEMAN COMPANY (the "GRANTOR"), owns, or in the case of licenses, is party to, the Patent Collateral (as defined below);

          WHEREAS, the Grantor has executed an Amended and Restated Subordinated Intercompany Note, dated April 6, 1998, as amended, in favor of Sunbeam Corporation (the "COLEMAN INTERCOMPANY NOTE");

          WHEREAS, pursuant to the terms of an Intercompany Security Agreement, dated as of the date hereof (as such agreement may be further amended from time to time, the "SECURITY AGREEMENT"; unless otherwise specifically defined herein, each term used herein which is defined in the Security Agreement has the meaning assigned to such term in the Security Agreement), between the Grantor and Sunbeam Corporation, together with its successors and assigns, the "GRANTEE"), the Grantor has granted to the Grantee, a continuing security interest in substantially all the assets of the Grantor, including all right, title and interest of the Grantor in, to and under the Patent Collateral (as defined herein), whether now owned or existing or hereafter acquired or arising, to secure the Secured Intercompany Obligations, including without limitation, the obligations of the Grantor under the Coleman Intercompany Note;

          WHEREAS, pursuant to the Security Agreement and the Parent Pledge and Security Agreement under which the Coleman Intercompany Note has been pledged to the Administrative Agent, the Security Interests in the Collateral granted by the Grantor pursuant to this Agreement and the Security Agreement, including all of the Grantee's right, title and interest as Secured Party, have been collaterally assigned to the Administrative Agent, for the benefit of the Lenders, to secure the Secured Obligations in accordance with the terms of the Parent Pledge and Security Agreement;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure the full and punctual payment of the Secured Intercompany Obligations in accordance with the terms thereof and to secure the performance of all the obligations of the Grantor hereunder and under the Coleman Intercompany Loan Documents, the Grantor hereby grants the Grantee, a continuing security interest in all of the Grantor's right, title and interest in and to all of the following (all of the following items or types of property being herein collectively referred to as the "PATENT COLLATERAL"), whether now owned or existing or hereafter acquired or arising:

               (i) each Patent owned by Grantors, including, without limitation, each Patent referred to in Schedule 1 hereto;

               (ii) each Patent License, including, without limitation, each Patent License identified in Schedule 1 hereto; and

               (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Patent owned by the Grantor, including, without limitation, any Patent referred to in Schedule 1 hereto (including, without limitation, any such Patent issuing from any application referred to in Schedule I hereto), and all rights and benefits of the Grantor under any Patent License, including, without limitation, any Patent License identified in Schedule 1 hereto.

          The Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in its name, from time to time, in the Grantee's discretion, so long as any Event of Default has occurred and is continuing, to take with respect to the Patent Collateral any and all appropriate action which the Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

          Except to the extent permitted by the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral, except (i) for licenses issued to contract manufacturers in the ordinary course of business and (ii) to the extent such activities would not adversely effect the value of the Patent Collateral taken as a whole.

          The foregoing security interest is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          The Grantor hereby further acknowledges and agrees that all of the Grantee's right, title and interest as Grantee under this Agreement and as "Secured Party" under the Security Agreement, and all of the Collateral granted pursuant to the Coleman Intercompany Collateral Documents, have been collaterally assigned by the Grantee pursuant to the Parent Pledge and Security Agreement to the Administrative Agent, for the benefit of the Lenders and that contemporaneously herewith the Grantee shall execute and deliver a separate patent security agreement in the form attached as Exhibit A hereto in favor of the Administrative Agent to further evidence such collateral assignment.

          IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of April, 1999.

                                       THE COLEMAN COMPANY, INC.


                                       By
                                           ----------------------------
                                           Name:
                                           Title:


ACKNOWLEDGED AND AGREED:

SUNBEAM CORPORATION,
     as Secured Party



By
    ----------------------------
    Name:
    Title:

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )




               I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that ______________________, _______________ of THE COLEMAN COMPANY, INC., personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that
(s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

               GIVEN under my hand and Notarial Seal this ___ day of April, 1999.

[Seal]




Signature of notary public

My Commission expires __________

                                                                      EXHIBIT D


                         TRADEMARK SECURITY AGREEMENT

               (TRADEMARKS, TRADEMARK REGISTRATIONS, TRADEMARK
                     APPLICATIONS AND TRADEMARK LICENSES)

          WHEREAS, THE COLEMAN COMPANY, INC. (the "GRANTOR"), owns, or in the case of licenses, is party to, the Trademark Collateral (as defined below);

          WHEREAS, the Grantor has executed an Amended and Restated Subordinated Intercompany Note, dated April 6, 1998, as amended, in favor of Sunbeam Corporation ("COLEMAN INTERCOMPANY NOTE");

          WHEREAS, pursuant to the terms of an Intercompany Security Agreement, dated as of the date hereof (as such agreement may be further amended from time to time, the "SECURITY AGREEMENT"; unless otherwise specifically defined herein, each term used herein which is defined in the Security Agreement has the meaning assigned to such term in the Security Agreement), between the Grantor and Sunbeam Corporation, together with its successors and assigns, the "GRANTEE"), the Grantor has granted to the Grantee, a continuing security interest in substantially all the assets of the Grantor, including all right, title and interest of the Grantor in, to and under the Trademark Collateral (as defined herein), whether now owned or existing or hereafter acquired or arising, to secure the Secured Intercompany Obligations, including without limitation, the obligations of the Grantor under the Coleman Intercompany Note;

          WHEREAS, pursuant to the Security Agreement and the Parent Pledge and Security Agreement under which the Coleman Intercompany Note has been pledged to the Administrative Agent, the Security Interests in the Collateral granted by the Grantor pursuant to this Agreement and the Security Agreement, including all of the Grantee's right, title and interest as Secured Party, have been collaterally assigned to the Administrative Agent, for the benefit of the Lenders, to secure the Secured Obligations in accordance with the terms of the Parent Pledge and Security Agreement;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure the full and punctual payment of the Secured Intercompany Obligations in accordance with the terms thereof and to secure the performance of all the obligations of the Grantor hereunder and under the Coleman Intercompany Loan Documents, the Grantor hereby grants the Grantee, a continuing security interest in all of the Grantor's right, title and interest in and to all of the following (all of the following items or types of property being herein collectively referred to as the "TRADEMARK COLLATERAL"), whether now owned or existing or hereafter acquired or arising:

               (i) each Trademark owned by the Grantor, including, without limitation, each Trademark registration and application referred to in
          Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

               (ii) each Trademark License including, without limitation, each Trademark License identified in Schedule 1 hereto; and

               (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Grantor, or for injury to the goodwill associated with any such Trademark, including, without limitation, any Trademark referred to in Schedule 1 hereto, and all rights and benefits of the Grantor under any Trademark License, including, without limitation, any Trademark License identified in Schedule 1 hereto.

          The Grantor hereby irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in its name, from time to time, in the Grantee's discretion, so long as any Event of Default has occurred and is continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

          Except to the extent permitted by the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Trademark Collateral except for (i) licenses issued to contract manufacturers in the ordinary course of business and (ii) to the extent such activities would not adversely affect the value of the Trademark Collateral taken as a whole.

          The foregoing security interest is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          The Grantor hereby further acknowledges and agrees that all of the Grantee's right, title and interest as Grantee under this Agreement and as Secured Party under the Security Agreement, and all of the Collateral granted pursuant to the Coleman Intercompany Collateral Documents, have been collaterally assigned by the Grantee pursuant to the Parent Pledge and Security Agreement to the Administrative Agent, for the benefit of the Lenders and that contemporaneously herewith the Grantee shall execute and deliver a separate trademark security agreement in the form attached as Exhibit A hereto in favor of the Administrative Agent to further evidence such collateral assignment.

          IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the ____ day of April, 1999.

                                       THE COLEMAN COMPANY, INC.


                                       By
                                            Name:
                                            Title:


ACKNOWLEDGED AND AGREED:

SUNBEAM CORPORATION,
   as Secured Party



By
    -----------------------------------
    Name:
    Title:

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )




          I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of THE COLEMAN COMPANY, INC., personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that
(s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

          GIVEN under my hand and Notarial Seal this ___ day of April, 1999.

[Seal]




Signature of notary public

My Commission expires __________

                                                                     EXHIBIT E


                         COPYRIGHT SECURITY AGREEMENT

               (COPYRIGHTS, COPYRIGHT REGISTRATIONS, COPYRIGHT
                     APPLICATIONS AND COPYRIGHT LICENSES)

          WHEREAS, THE COLEMAN COMPANY, INC. (the "GRANTOR"), owns, or in the case of licenses, is party to, the Copyright Collateral (as defined below);

          WHEREAS, the Grantor has executed an Amended and Restated Subordinated Intercompany Note, dated April 6, 1998, as amended, in favor of Sunbeam Corporation ("COLEMAN INTERCOMPANY NOTE");

          WHEREAS, pursuant to the terms of an Intercompany Security Agreement, dated as of the date hereof (as such agreement may be further amended from time to time, the "SECURITY AGREEMENT"; unless otherwise specifically defined herein, each term used herein which is defined in the Security Agreement has the meaning assigned to such term in the Security Agreement), between the Grantor and Sunbeam Corporation, together with its successors and assigns, the "GRANTEE"), the Grantor has granted to the Grantee, a continuing security interest in substantially all the assets of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined herein), whether now owned or existing or hereafter acquired or arising, to secure the Secured Intercompany Obligations, including without limitation, the obligations of the Grantor under the Coleman Intercompany Note;

          WHEREAS, pursuant to the Security Agreement and the Parent Pledge and Security Agreement under which the Coleman Intercompany Note has been pledged to the Administrative Agent, the security interests in the Collateral granted by the Grantor pursuant to this Agreement and the Security Agreement, including all of the Grantee's right, title and interest as Secured Party have been collaterally assigned to the Administrative Agent, for the benefit of the Lenders, to secure the Secured Obligations in accordance with the terms of the Parent Pledge and Security Agreement;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure the full and punctual payment of the Secured Intercompany Obligations in accordance with the terms thereof and to secure the performance of all the obligations of the Grantor hereunder and under the Coleman Intercompany Loan Documents, the Grantor hereby grants the Grantee, a continuing security interest in all of the Grantor's right, title and interest in and to all of the following (all of the following items or types of property being herein collectively referred to as the "COPYRIGHT COLLATERAL"), whether now owned or existing or hereafter acquired or arising:

               (i) each Copyright owned by the Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

               (ii) each Copyright Licenses, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

               (iii) all proceeds of and revenues from, accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Copyright, including, without limitation, any Copyright owned by the Grantor referred to in Schedule 1 annexed hereto, and all rights and benefits of the Grantor under any Copyright License, including, without limitation, any Copyright License identified in Schedule 1 hereto.

          The Grantor hereby irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in its name, from time to time, in the Grantee's discretion, so long as any Event of Default has occurred and is continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

          Except to the extent permitted by the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the foregoing Copyright Collateral, except (i) with respect to the issuance of copyright licenses and (ii) to the extent such activities would not adversely affect the value of the Copyright Collateral taken as a whole.

          The foregoing security interest is granted in conjunction with the security interests granted to the Grantee pursuant to the Security Agreement. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          The Grantor hereby further acknowledges and agrees that all of the Grantee's right, title and interest as Grantee under this Agreement and as "Secured Party" under the Security Agreement, and all of the Collateral granted pursuant to the Coleman Intercompany Collateral Documents, have been collaterally assigned by the Grantee pursuant to the Parent Pledge and Security Agreement to the Administrative Agent, for the benefit of the Lenders and that contemporaneously herewith the Grantee shall execute and deliver a separate copyright security agreement in the form attached as Exhibit A hereto in favor of the Administrative Agent to further evidence such collateral assignment.

          IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the _____ day of April, 1999.

                                       THE COLEMAN COMPANY, INC.


                                       By
                                             Name:
                                             Title:


ACKNOWLEDGED AND AGREED:

SUNBEAM CORPORATION,
     as Secured Party



By
    --------------------------------
    Name:
    Title:

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )




               I, ______________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that _________________________, _______________ of THE COLEMAN COMPANY, INC.,
personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

               GIVEN under my hand and Notarial Seal this ___ day of April, 1999.

[Seal]




Signature of notary public

My Commission expires __________

                                                                      EXHIBIT F


                           OPINION OF COUNSEL FOR GRANTOR

                                      * * * *

           1. The Security Agreement creates a valid security interest, for the benefit of the Secured Party, in all Collateral (as defined in the Intercompany Security Agreement) to the extent the Uniform Commercial Code, the United States Copyright Act (the "CA"), the United States Patent Act (the "PA") or the United States Trademark Act (the "TA") is applicable thereto (the "SECURITY INTEREST").

          2. Uniform Commercial Code financing statements and amendments thereto (collectively, the "FINANCING STATEMENTS") have been filed in the filing offices listed in Schedule 7 to the Perfection Certificate (the "FILING JURISDICTIONS"), which are all of the offices in which filings are required to perfect the Security Interest, to the extent the Security Interest may be perfected by filing under the Uniform Commercial Code, and no further filing or recording of any document or instrument or other action will be required so to perfect the Security Interest, except that (i) continuation statements with respect to each Financing Statement must be filed within six months prior to the last day of each consecutive five-year period beginning on the filing date; (ii) additional filings may be necessary if the Grantor changes its name, identity or company structure or the jurisdiction in which its places of business, its chief executive office or the Collateral are located; and (iii) we express no opinion on the perfection of, or need for further filing or recording to perfect, the Security Interest in goods now or hereafter located in any jurisdiction other than the Filing Jurisdictions.

          3. Based solely upon our review of the search report dated ______ of [search firm], a copy of which is attached hereto, there are

               (a) no Uniform Commercial Code financing statements which name the Grantor as debtor or seller and cover any of the Collateral, other than the Financing Statements and the financing statements with respect to (i) Permitted Liens annexed as Schedule 5(A) to the Perfection Certificate, (ii) the Liens granted to the Administrative Agent under the Subsidiary Borrower Security Agreement and (iii) Liens granted to a Subsidiary of the Parent in connection with the Existing Receivables program, listed in the available records in the Uniform Commercial Code filing offices set forth in paragraphs 2 and 3 of the Perfection Certificate, which include all of the offices prescribed under the Uniform Commercial Code as the offices in which filings should have been made to perfect security interests in the Collateral; and

               (b) no notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or any lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any of the Collateral listed in the available records in the Uniform Commercial Code filing office in state of Grantor's chief executive office, which is the only office having files which must be searched in order to fully determine the existence of notices of the filing of federal tax liens (filed pursuant to Section 6323 of the

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          Internal Revenue Code) and liens of the Pension Benefit Guaranty
          Corporation (filed pursuant to Section 4068 of ERISA) on the Collateral.

          4. The Security Interest validly secures the payment of all future loans made by the Parent to the Grantor pursuant to the Coleman Intercompany Note after the date hereof, whether or not at the time such loans are made an Event of Default or any event not within the control of the Parent has relieved or may relieve the Parent from their obligations to make such loans, and is perfected to the extent set forth in paragraph 2 above with respect to such future loans. Insofar as the priority thereof is governed by the Uniform Commercial Code, the Security Interest has the same priority with respect to such future loans as it does with respect to loans made on the date hereof.

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